SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 20, 1998


                                                 DIAMOND HOME SERVICES, INC.

               (Exact name of registrant as specified in charter)


     Delaware                        0-20829          36-3886872
(State of other jurisdiction      (Commission       (IRS Employer
   of incorporation)              File Number)   Identification No.)



222 Church Street, Woodstock, Illinois            60098
(Address of principal executive offices)        (Zip Code)



Registrant's telephone number, including area code    (815) 334-1414





                                       N/A
          (Former name or former address, if changed since last report)


Item 2.        ACQUISITION OR DISPOSITION OF ASSETS.

Registrant, through its wholly-owned subsidiary Diamond Acquisition Corp., acquired all of the outstanding capital stock of Reeves Southeastern Corporation, a Florida corporation with its principal place of business in Tampa Florida ("Reeves") on April 20, 1998, pursuant to a Stock Purchase Agreement dated March 5, 1998 (the "Stock Purchase Agreement"). Reeves was owned by seven stockholders, including the Reeves Southeastern Corporation Employee Stock Ownership Trust.

The aggregate consideration for the capital stock of Reeves was $41,700,000. Of such consideration, $30,000,000 was paid in cash and Registrant delivered two promissory notes: one, delivered to the stockholders, was in the original aggregate principal amount of $3,700,000 (the "Short Term Note"), bears no
interest and is due and payable in installments through July 31, 2000.   The
other promissory note, which was delivered to an escrow account, has an original aggregate principal amount of $8,000,000 (the "Note") and bears interest at a rate of 7% per annum. Any principal and interest payments on the Note will be paid by Registrant to the escrow account and such amounts may be used to satisfy any amounts owed by the former stockholders of Reeves to Registrant pursuant to the indemnification provisions of the Stock Purchase Agreement. The outstanding principal amount of the Note is due and payable April 20, 2005, but may be extended to cover any pending indemnification claims. The escrow account will be terminated upon satisfaction of the Note, and any amounts remaining therein at such time will be distributed to the stockholders.

The consideration paid in connection with the stock purchase was determined by an arms-length negotiation between Registrant and the stockholders of Reeves. Registrant financed the acquisition through $45,000,000 of senior secured credit facilities provided by a syndicate of banks, with Harris Trust and Savings Bank, as agent.

Reeves is one of the largest manufacturers and distributors fencing and perimeter security products to the industrial and residential markets in the U.S. and, through its wholly-owned subsidiary, Foreline Security, sells and installs integrated security systems and solutions and security monitoring services. Registrant intends to continue to operate the business conducted by Reeves.



Item 7.        FINANCIAL STATEMENTS AND EXHIBITS



    (a)   Financial statements of business acquired.



   Financial statements of Reeves required to be filed with this report on Form 8-K will be filed by way of an amendment to this Form 8-K within sixty (60) days of the date that this Report was required to be filed.



   (b)    Pro Forma financial information



   Pro forma financial information required to be filed with this report on Form 8-K, if any, will be filed by way of an amendment to this Form 8-K within sixty (60) days of the date that this Report was required to be filed.



   (c)    Exhibits



     2.1 Stock Purchase Agreement dated March 5, 1998, with description of omitted attachments and schedules.



     10.1 Credit Agreement, dated April 20, 1998, between Registrant and Harris Trust and Savings Bank, as agent.



                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              DIAMOND HOME SERVICES, INC.



Date: April 29, 1998          By:  /s/ Richard G. Reece

                                   Richard G. Reece

                                   Vice President and

                                   Chief Financial Officer